THE OBLIGATIONS EVIDENCED IN THIS NOTE ARE SECURED BY THE COLLATERAL PURSUANT TO TERMS OF THE SECURITY AGREEMENT AND THE OBLIGATIONS THEREIN

REVOLVING CREDIT GRID NOTE

$2,000,000
December 11, 2012
San Diego, CA

On the due date for each advance (as recorded on the grid attached hereto as Schedule A or on any additional pages thereof) or on demand, the undersigned Nugold Resources, Inc., (the “Maker”), having an address 7494 Saginaw Way Citrus Heights, CA 95610; promises to pay to the order of the holder(s) setforth on Schedule A attached hereto, amended to include additional holders as needed, (the “Holder”), the principal sum of up to Two Million Dollars ($2,000,000), or the aggregate amount of all unpaid revolving credit loans (“Advances”) made to the Maker by the Holder from time to time hereinafter, whichever is less, and to accrue interest (computed on the basis of a year of 360 days) from the date of this Note on the unpaid principal amount of this Note, in like money, at said address, at the interest rate set forth below, payable concurrent with the principal. All principal and accrued interest of this Note shall be due and payable on December 11, 2014 to the Holder.

1. INTEREST.                     The principal amount of this Note shall bear interest at the rate of six percent (6%) per annum.

2. ENDORSEMENT.          All Advances made to the Maker by the Holder under this Note and all payments of principal amounts in respect of such Advances may be endorsed by the Holder on Schedule A attached to this Note, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Advances; provided, however, that the failure to make such notation with respect to any Advance or payment shall not limit or otherwise affect the obligations of the Maker under this Note.

3. PAYMENT.                    This Note may be prepaid in whole or in part without the consent of the Holder.

4. DEFAULT.                      If all principal and interest due and owing to the Holder on this Note is not paid within thirty (30) days of demand by the Holder as set forth above, the Maker shall be deemed to be in default, and additional interest shall be deemed to have commenced to accrue from the date hereof at the rate of ten percent (10%) per annum. Upon such default, the Holder shall also be entitled to receive from the Maker all costs of collection of this Note, including without limitation, reasonable attorneys’ fees and disbursements, and costs of suit. All amounts payable pursuant to this Note shall be immediately due and payable, without presentment, demand, protest or notice of any kind, upon the occurrence of any of the following events (each, an “Event of Default”):

(a) Failure of the Maker to pay any installment of principal or interest on the date when it is due hereunder.

(b) Failure of the Maker to perform or comply with any of the agreements, conditions, covenants, provisions or stipulations contained in this Note.

(c) Any assignment for the benefit of creditors made by the Maker.

(d) Appointment of a receiver, liquidator or trustee for the Maker; the filing by or against the Maker of any petition for bankruptcy pursuant to the Federal Bankruptcy Code or any similar federal or state statute (and, in the case of any such petition filed against the Maker, such petition is not dismissed within forty-five (45) days); or the institution of any proceeding for the dissolution or liquidation of the Maker.

5. WAIVER OF DEMAND.           The undersigned hereby waives presentment, demand, notice of dishonor, protest, and all other demands and notices, in connection with the delivery, acceptance, performance, and enforcement of this Note.

6. NO ORAL MODIFICATIONS.           This Note can only be changed by an agreement in writing signed by both the Maker and the Holder.

7. SEVERABILITY.             The invalidity or unenforceability of any provision of this Note will not in any manner affect any other provision. If any provision is determined to be invalid or unenforceable, this Note shall be construed as if the invalid or unenforceable provision were omitted.

8. GOVERNING LAW.       This Note will be governed by the laws of the State of California without regard to conflicts of laws principals.

9. BINDING EFFECT.         This Note shall be binding upon the Maker and any successor to the principal business interests of the Maker, whether by merger or otherwise.

10. NOTICES.                      Any notice, request or other communication pursuant to this Note shall be deemed duly given if hand delivered or mailed by certified or registered mail, in the case of the Holder, to the address specified above, and in the case of the Maker, to the address specified above, or in the case of either party, to such other address as it may have designated as its address for receiving notices hereunder by a notice given to the party hereto in the manner herein provided.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date first above written.

Attest:                                                                                     NuGold Resources, Inc.

By: /S/ Brenton Country
     Brenton Country, President

SCHEDULE A
TO
REVOLVING CREDIT GRID NOTE

Date	Amount of Loan	Name of Holder	Amount of Principal Repaid	Unpaid Principal Balance of Revolving Credit Grid Note	Name of Person Making Notation
12/11/12	$100,000	Mike Hansen		$100,000	Jennifer Trowbridge
1/28/13		Mike Hansesn	$9,500	$90,500	Jennifer Trowbridge
2/11/13	$5,000	Mike Hansen		$95,500	Jennifer Trowbridge
4/25/13		Mike Hansen	$300	$95,200	Jennifer Trowbridge
5/1/13		Mike Hansen	$61,183.79	$34,016.21	Jennifer Trowbridge
5/1/13	$2,269.51	Interest Accrued		$36,627.00

		Mike Hansen	Balance Forgiven- $36,627.00	$0.00	Jennifer Trowbridge

*** I Mike Hansen hereby waive and forgive the balance due of $36,627.00 under this Note.

/S/ Mike Hansen

SCHEDULE B
TO
REVOLVING CREDIT GRID NOTE

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Security Agreement") is entered into as of November 26, 2012, by and between NuGold Resources, Inc, a Nevada corporation (the "Company"), and the Holder(s) listed on Schedule A to Revolving Credit Grid Note above (the "Secured Party").

RECITALS:

Company has borrowed funds and may borrow additional funds through subsequent advances, from Secured Party pursuant to a Revolving Grid Note of even date herewith (the "Note") the terms of which are incorporated herein by reference.

As security for its repayment obligations under the Note, Company has agreed to grant Secured Party a security interest in its assets on the terms set forth in this Security Agreement.

NOW, THEREFORE, to that end and in consideration of the premises, covenants and agreements set forth below, and the mutual benefits to be derived from this Security Agreement, and other good and valuable consideration, the parties hereto agree as follows:

1.
Security Interest. To secure the "Obligation" (as defined below), Company hereby transfers, conveys, assigns, and grants to Secured Party a  security interest in all of Company's assets purchased with the funds received pursuant to the Revolving Grid Note, which may include one or more of the following items (hereinafter, collectively, the "Collateral"):

Real Property or Land. All of Company's Real Property or land, now owned or hereafter acquired, together with the products and proceeds therefrom, and all substitutes and replacements therefor. As used herein, the term "Real Property or Land" includes all Company’s right, title and interest in and to all its real immovable, and leasehold property and all interests therein, and all easements, rights-of-way, privileges, benefits, licenses, improvements, and rights whether connected therewith or appurtenant or separately owned or held, including all structures, plant and other fictures, including without limitation any mining leases or concessions .

Equipment. All of Company's Equipment, now owned or hereafter acquired, together with the products and proceeds therefrom, and all substitutes and replacements therefor. As used herein, the term "Equipment" includes all equipment, machinery, tools, office equipment, supplies, furnishings, furniture, or other items used or useful, directly or indirectly, in Company's business, all accessions, attachments, and other additions thereto, all parts used in connection therewith, all packaging, manuals, and instructions related thereto, and all leasehold or equitable interests therein.

2.
Obligation. This security interest is given as security for all indebtedness and obligations owed by Company to Secured Party, whether now existing or hereafter incurred, under this Security Agreement or the Note, together with all extensions, modifications, or renewals thereof (hereinafter referred to, collectively, as the "Obligation").

3.
Proceeds. As used in this Security Agreement, the term "proceeds" means all products of the Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the Collateral, all property received wholly or partly in trade or exchange for any of the Collateral, all leases of any of the Collateral, and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of any of the Collateral or any interest therein.

4.
Title; Filing. Company warrants that, except as previously disclosed in writing to Secured Party, it is the owner of the Collateral free and clear of all liens, claims, and encumbrances of whatever kind or nature. Company covenants that so long as any portion of the Obligation remains unpaid, Company will not execute or file a financing statement or security agreement covering the Collateral to anyone other than Secured Party, except in the ordinary course of business or as otherwise allowed. Company agrees to sign and deliver one or more financing statements or supplements thereto or other instruments as Secured Party may from time to time require in order to comply with the Uniform Commercial Code or other applicable law to preserve, protect and enforce the security interest of Secured Party and to pay all costs of filing such statements or instruments. In addition, the Secured Party shall have the right to promptly file a financing statement to perfect Secured Party's interest in the Collateral.

5.
Care of Collateral. Company will keep in effect all licenses, permits and franchises required by law or contract relating to Company's business (if applicable), property, or the Collateral; maintain insurance on the Collateral; keep the Collateral in good repair and be responsible for any loss or damage to it; at all times warrant and defend Company's ownership and possession of the Collateral keep the Collateral free from all liens, claims, encumbrances and security interests; pay when due all taxes, license fees, and other charges upon the Collateral or upon Company's business, property or the income therefrom; and not misuse, conceal or in any way use or dispose of the Collateral unlawfully or contrary to the provisions of this Security Agreement or of any insurance coverage. Loss of, damage to, or un-collectability of the Collateral or any part thereof will not release Company from any of its obligations hereunder.

6.
Default. A default hereunder will occur if any of the following events occur: (1) Company fails to pay any portion of the Obligation when due;  (2) any statement, representation or warranty of Company under this Security Agreement or the Note is untrue in any material respect when made; (3) Company becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors or any proceeding is instituted by or against it alleging that it is insolvent or unable to pay its debts as they mature; (4) dissolution of Company; (5) an attachment, garnishment, execution or other process is issued or a lien filed against any property of Company, which is not removed within a reasonable period of time; and (6) Company transfers an interest in any of the Collateral contrary to the provisions of this Security Agreement without the prior written consent of Secured Party other than in the ordinary course of business.  If a default occurs, the Company shall give written notice to Secured Party detailing the default or breach, and the Company a reasonable time as necessary, not to exceed thirty (30) days, to cure the default or breach. Waiver of any single default will not constitute a waiver of any other or subsequent default.

7.
Remedies. Upon the occurrence of any default hereunder at any time thereafter, all of the Obligations will, at the election of Secured Party and without notice of such election, or demand for payment, become immediately due and payable and Secured Party will have the remedies of a secured party under the California Uniform Commercial Code or other applicable law.

8.
General. The wavier by Secured Party of any breach of any provision of this Security Agreement or warranty or representation herein set forth will not be construed as a waiver of any subsequent breach. The failure to exercise any right hereunder by Secured Party will not operate as a waiver of such night. All rights and remedies herein provided are cumulative. Company may not assign its rights or delegate its duties hereunder without Secured Party's written consent. This Security Agreement may not be altered or amended except by a writing signed by all the parties hereto. This Security Agreement will be governed by and construed and interpreted in accordance with the laws of the State of California. Any provision hereof found to be invalid will not invalidate the remainder. All words used herein will be construed to be of such gender and number as the circumstances require. This Security Agreement binds Company, its successors and assigns, and inures to the benefit of Secured Party, its successors and assigns.

9.
Notices. Any notice or other communication hereunder must be given in writing and either (i) delivered in person, (ii) transmitted by telefacsimile, provided that any notice so given is also mailed as provided in clause (iii), or (iii) mailed, postage prepaid, or by an overnight delivery service, as follows:

If to Company, addressed to:

NuGold Resources, Inc.
7494 Saginaw Way
Citrus Heights, CA 95610

Attention: Brenton Country

With a copy to:

Stoecklein Law Group, LLP
401 West A Street
Suite 1150
San Diego, CA 92101
Attention: Donald Stoecklein, Esq.

If to Holder, addressed to:

_________________
_______________
_______________
_______________
Attention: _____________

or to such other address or to such other person as any party shall have last designated such notice to the other parties. Each such notice or other communication shall be effective (i) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by tele-facsimile, when transmitted to the applicable number so specified in (or pursuant to) this Section 9 provided that appropriate confirmation of receipt is generated by the tele-facsimile and a duplicate copy is mailed, postage prepaid, or (iii) if given by any other means, when actually delivered at such address.

IN WITNESS WHEREOF, the Parties to this Agreement have executed the same on the date first written above.

SECURED PARTY:

Signature: /S/ Mike Hansen

Print Name: Mike Hansen

THE COMPANY: NUGOLD RESOURCES, INC, a Nevada corporation.

/S/ Brenton Country

By: Brenton Country